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                 BRAND SCAFFOLD SERVICES, INC. AND SUBSIDIARIES

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                         (IN THOUSANDS, EXCEPT RATIOS)

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
                                                                                                THREE MONTHS ENDED
                                                                            YEAR ENDED          SEPTEMBER 30, 1998
                                                                        DECEMBER 31, 1997           (UNAUDITED)
                                                                        -----------------           -----------
Income (loss) before income taxes                                                   $(5,341)                $2,335

Interest expense                                                                      15,422                12,712
Capitalized interest                                                                       -                     -
One-third of rents payable in the next year                                              445                   372
                                                                      ----------------------    ------------------

Income (loss) before income taxes, interest and one-third rents                       10,526                15,419
                                                                      ======================    ==================

Interest expense                                                                      15,422                12,712
One-third of rents payable in the next year                                              445                   372
Preferred stock dividends                                                              4,172                 3,512
                                                                      ----------------------    ------------------

Interest expense plus one-third of rents plus preferred stock                         20,039                16,596
dividends                                                             ======================    ==================

Ratio of earnings to fixed charges and preferred stock dividends                   0.53 to 1             0.93 to 1

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